Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G to which this Exhibit is attached is filed on behalf of each of them. Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached. Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of August 13, 2026.

ASIA EQUITY PARTNERS LIMITED	/s/ Julian Timms
	Name:	Julian Timms
	Title:	Director

BARING FINTECH NEXUS LIMITED	/s/ Julian Timms
	Name:	Julian Timms
	Title:	Director

BARING FINTECH PRIVATE EQUITY FUND III L.P.1	/s/ Julian Timms
	Name:	Julian Timms
	Title:	Director, Baring Fintech Fund III Managers Limited

On behalf of Baring Fintech Fund III Managers Limited acting as general partner of Baring Fintech Fund III (GP) LP acting as general partner to Baring Fintech Private Equity Fund III L.P.1

BARING FINTECH FUND III (GP) LP	/s/ Julian Timms
	Name:	Julian Timms
	Title:	Director, Baring Fintech Fund III Managers Limited

On behalf of Baring Fintech Fund III Managers Limited acting as general partner of Baring Fintech Fund III (GP) LP

BARING FINTECH FUND III MANAGERS LIMITED	/s/ Julian Timms
	Name:	Julian Timms
	Title:	Director